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                                 AMENDMENT NO. 1
                                       TO
                             STOCK OPTION AGREEMENT

         THIS AMENDEMENT NO. 1 (the "Amendment"), dated as of February 22, 2001 to that certain stock option agreement May 10, 1995 (the "Agreement"), by and among Damark International, Inc., a Minnesota corporation (the "Company"), and Ralph Strangis, a Minnesota resident ("Optionee").

         WHEREAS, the Company granted Optionee an option to purchase 30,000 shares of the Company's Class A Common Stock at an exercise price of $6.625 per share; and

         WHEREAS, the Company's Board of Directors has approved an amendment to the Agreement,

         NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Optionee hereby agree as follows:

         1. TERM OF OPTION. The first sentence of Paragraph 3 of the Agreement is hereby amended to read as follows in its entirety:

         "The Option shall expire (the "Expiration Date") on May 10, 2005 regardless of whether Optionee continues his service as a director of the Company."

         2. BINDING EFFECT. The Agreement shall continue in full force and effect as amended hereby.

         IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                 DAMARK INTERNATIONAL, INC.


                                 By: ________________________________
                                     George S. Richards, President


                                  ------------------------------------
                                 Ralph Strangis